Exhibit 3.2

BY-LAWS

OF

MF GLOBAL HOLDINGS LTD.

(THE “CORPORATION”)

ARTICLE I

Stockholders

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors in each calendar year at such date, time and place, if any, either within or without the State of Delaware as may be designated by the Chairman of the Board, if any, or the Board of Directors, from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the Chief Executive Officer, if any, or the Board of Directors whenever they think fit, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. Subject to Section 1.11(c) of these by-laws, a special meeting of stockholders shall be called by the Board of Directors upon the written request, stating the purpose of the meeting, of stockholders who together own of record not less than one-tenth of all outstanding shares of stock entitled to vote regularly at meetings of stockholders (considered for this purpose as a single class). Any such special meeting called pursuant to the prior sentence is herein called a “Requisitioned Meeting” and any reference herein to a special meeting of stockholders includes a Requisitioned Meeting. Notwithstanding the foregoing, no Requisitioned Meeting may be called for the purpose of electing a director of the Corporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the Corporation’s notice of the meeting.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given by the Corporation which shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, to the extent practicable, the business to be considered at the meeting, and, in the case of an annual meeting, that the election of directors will take place at such meeting. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each director shall be entitled to receive notice, attend and be heard at any meeting of stockholders.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, at which a quorum is present may be adjourned by the chairman of the meeting or the Board of Directors, with the consent of the stockholders holding a majority of the voting rights of those stockholders present in person or represented by proxy and entitled to vote at the meeting, from time to time, to reconvene the meeting at another time and at the same or some other place, and unless otherwise provided by these by-laws notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. In addition, the chairman of the meeting or the Board of Directors may adjourn the meeting as provided in the prior sentence but without such consent or direction from the stockholders if it appears to the chairman of the meeting or the Board of Directors, as the case may be, in their sole discretion, that (a) it is likely to be impracticable to hold or continue the meeting because of the number of stockholders wishing to attend who are not present, (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. At an adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as of the record date for notice of such adjourned meeting.

Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of all outstanding shares of stock entitled to vote on a matter at the meeting (whether or not present or represented) shall constitute a quorum. (For purposes of the foregoing, where a separate vote by class or classes is required for any matter at a meeting, the holders of a majority of the outstanding shares of such class or classes (whether or not present or represented) shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.) If a quorum of the holders of stock entitled to vote on the matter is not present within thirty (30) minutes (or such longer time as the chairman of the meeting may determine) after the time appointed for the commencement of the meeting, the chairman of the meeting or the Board of Directors may adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall be so present or represented; provided that, if such meeting is a Requisitioned Meeting, it shall be cancelled and, if such meeting is any other meeting, the chairman of the meeting or the Board of Directors may elect to cancel the meeting. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in the absence of the Chief Executive Officer by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting, the Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as may be adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such nomination, matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.7. Inspectors. Prior to any meeting of stockholders, the Board of Directors or the Chief Executive Officer may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at such meeting or any adjournment thereof and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. If required by law, the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless a court of competent jurisdiction upon application by the Corporation or a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.8. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the certificate of incorporation provides for more or less than one vote for any share on any matter, every reference in these by-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy (with or without the power of substitution), but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period, and not more than one proxy may be appointed for each share held by such stockholder. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy may be appointed by a written instrument in substantially the form attached hereto as Schedule A, or such other form as the Board of Directors may authorize from time to time, in lieu thereof or in addition thereto. The instrument appointing a proxy must be received by the Corporation at its registered office or at such other place or in such manner, and at such time, as is specified in the notice convening a meeting or in any instrument of proxy sent out by the Corporation in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner and at a time so permitted shall not be counted for purposes of such vote. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote and voting thereon shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote and voting on the election of directors. In all other matters, unless otherwise provided by law or the rules or regulations of any stock exchange or by the certificate of incorporation or these by-laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote and voting on the subject matter shall be the act of the stockholders. In the case of an equality of votes the resolution shall fail. No stockholder shall be entitled to vote at a meeting unless such stockholder has paid all the calls on all shares held by such stockholder. Where a separate vote by class or classes is required on a matter, the affirmative vote of the holders of a majority (or a plurality if the matter is an election of directors) of the shares of such class or classes present in person or represented by proxy at the meeting and entitled to vote and voting on the matter shall be the act of such class or classes, except as otherwise provided by law or the rules or regulations of any stock exchange or by the certificate of incorporation or these by-laws.

Reference in these by-laws to the certificate of incorporation shall include any applicable certificate of designations that is a part thereof.

Section 1.9. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however , that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining the stockholders entitled to consent to corporate action in writing without a meeting has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal executive office or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.10. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal executive office of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.10 or to vote in person or by proxy at any meeting of stockholders.

Section 1.11. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.11.

(b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only if (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the relevant Stockholder Notice required by this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election or other proposal and who complies with the applicable requirements set forth in this Section 1.11. In addition to any other requirements under applicable law and the certificate of incorporation and by-laws of the Corporation, persons nominated by a stockholder for election as directors of the Corporation and any other proposed business proposed by a stockholder shall be properly brought before the annual meeting pursuant to clause (iii) above only if the stockholder has given a timely Stockholder Notice as required in this Section 1.11, and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. No nomination or proposal for other business to be presented by a stockholder at an annual meeting of stockholders shall be properly brought before the meeting unless the stockholder delivers a written notice of such nomination or other proposal (a “Stockholder Notice”) as provided below. (Each stockholder proposing to bring a nomination or other business before an annual meeting shall comply with the requirements of this Section 1.11.) In the case of an annual meeting, the Stockholder Notice shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the open of business on the one-hundred twentieth (120th ) day, and not later than the close of business on the ninetieth (90th ) day, prior to the first anniversary of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be within a period that commences thirty (30) days before such anniversary date and ends sixty (60) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given not earlier than the open of business on the one-hundred twentieth (120th ) day prior to such Other Meeting Date and not later than the close of business on the later of (i) the ninetieth (90th ) day prior to such Other Meeting Date or (ii) the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed by the Corporation. Each Stockholder Notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder and (B) such person’s written consent to being named in a proxy statement (if applicable) as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or other proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of each such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and each such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or each such beneficial owner, any of their respective affiliates or associates and any others acting in concert with any of the foregoing, including, in the case of a nomination, any nominee(s), (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) entered into by, or on behalf of, such stockholder or any such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner, with respect to shares of stock of the Corporation, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting upon such nomination or other proposal and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether the stockholder or any such beneficial owner intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee(s) and/or otherwise to solicit proxies or votes from any stockholders in support of such proposal or nomination(s), and (G) any other information relating to such stockholder and each such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

As used in these by-laws, shares of any class “beneficially owned” by any person shall mean all shares of such class that such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. The Corporation may require any such stockholder or nominee(s) to furnish such other information about the stockholder, any beneficial owner, the nominee(s) or the proposal as the Corporation reasonably believes is required under applicable law to be disclosed in connection with the proposed election or other vote or as the Corporation may reasonably require to determine whether the nominee(s) would be considered “independent” under the various rules and standards applicable to the Corporation.

Notwithstanding anything in this Section 1.11(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased and either the nominees for the additional directorships or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one-hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice relating to the annual meeting shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first date such additional nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

Notwithstanding the foregoing, the Board of Directors may modify the requirements of this Section 1.11(b) as it believes, in its sole discretion, may be necessary or appropriate to comply with or otherwise reflect any regulation hereafter adopted by the Securities and Exchange Commission, or any listing requirement hereafter adopted by a securities exchange on which the common stock of the Corporation is listed, regarding access to proxy statements for stockholder nominations or other proposals, disclosure, notice or other requirements relating to proxy statements or stockholder proposals and related matters, provided that any such modification is publicly announced or disclosed at least thirty (30) days prior to the latest date on which Stockholder Notices relating to the next annual meeting to which the modification applies may properly be delivered to the Corporation pursuant to this Section 1.11(b) as so modified, and provided, further, that the modification is approved at the next following annual meeting of stockholders by the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote and voting on such modification.

(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. The business to be brought before a special meeting pursuant to the Corporation’s notice of meeting shall be determined solely by the Board of Directors in its sole discretion, subject to the provisions of this Section 1.11(c). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the relevant Stockholder Notice required by this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the applicable requirements set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, not at the request of any stockholder or stockholders acting pursuant to Section 1.2 of the by-laws, any stockholder entitled to vote in such election may nominate a person or persons (as the case may be) for election to such position(s) as may be specified in the Corporation’s notice of meeting, but only if the stockholder delivers a Stockholder Notice relating to such nomination(s) to the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the date of the special meeting and the nominees (if any) proposed by the Board of Directors to be elected at such meeting are publicly announced or disclosed. Stockholders may not nominate any person for election as a director at any Requisitioned Meeting. Each Stockholder Notice to be delivered pursuant to this paragraph shall set forth the information required by Section 1.11(b) above for a notice related to an annual meeting, and each stockholder submitting such notice shall comply with this paragraph.

Notwithstanding any other provision of these by-laws, a Requisitioned Meeting may be called only in accordance with the following requirements:

(1) In order for a Requisitioned Meeting to be called, one or more requests for a special meeting (each, a “Requisitioned Meeting Request” and, collectively, the “Requisitioned Meeting Requests”) must be signed by the stockholders of record entitled to request such meeting pursuant to Section 1.2 of these by-laws (or their duly authorized agents) (the “Requisite Stockholders”) and must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation by registered mail, return receipt requested. Each Requisitioned Meeting Request shall (A) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it (which matters may not include any nomination of persons for election to the Board of Directors, must constitute proper matters for stockholder action and must be matters upon which each such stockholder signing (or on whose behalf is signed) such request is entitled to vote at such meeting), (B) bear the date of signature of each such stockholder (or duly authorized agent) signing the Requisitioned Meeting Request, (C) set forth (i) the name and address, as they appear in the Corporation’s stock ledger, of each stockholder signing the Requisitioned Meeting Request (or on whose behalf such request is signed) and (ii) the number of shares of stock of each class of the Corporation that are owned of record and beneficially by each such stockholder, (D) include documentary evidence of each such stockholder’s record and beneficial ownership of such stock, (E) describe all arrangements or understandings between each such stockholder and any other person or persons regarding the Requisitioned Meeting, (F) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for the election of directors in an election contest (even though an election contest is not involved), or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (G) contain all other information required by Section 1.11(b) above to be included in a Stockholder Notice relating to the matters to be acted upon at the Requisitioned Meeting, as though each such stockholder was proposing to bring such matters before an annual meeting of stockholders. Any requesting stockholder may revoke his, her or its Requisitioned Meeting Request at any time by written revocation delivered to the Secretary at the principal executive office of the Corporation.

(2) The Board of Directors and the Corporation shall not be required to call a Requisitioned Meeting if (A) the Board of Directors calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which valid Requisitioned Meeting Request(s) signed by the Requisite Stockholders have been delivered to the Secretary of the Corporation (the “Delivery Date”) and the purpose(s) of such meeting include the purpose(s) specified in the Requisitioned Meeting Request(s) or (B) an annual or special meeting was held not more than twelve (12) months before the Delivery Date, which included the purpose(s) specified in the Requisitioned Meeting Request(s), with such determination being made in good faith by the Board of Directors.

(3) A Requisitioned Meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any Requisitioned Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Requisitioned Meeting Record Date”), which shall be fixed in accordance with these by-laws; provided, further, that if the Board of Directors fails to designate, within ten (10) days after the Delivery Date, a date and time for a Requisitioned Meeting, then such meeting shall be held at 9:00 A.M. local time on the sixtieth (60th) day after the Requisitioned Meeting Record Date (or, if that day shall not be a business day, then on the next preceding business day); provided, further, that in the event that the Board of Directors fails to designate a place for a Requisitioned Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the Corporation’s principal executive office; and provided, further, that in the event that the date on which the Requisitioned Meeting is to be held is not within ninety (90) days after the Delivery Date, the Requisite Stockholders, or any of them representing more than one half of the total voting rights of all of them, may petition the Court of Chancery in the State of Delaware to order a Requisitioned Meeting, and the reasonable expenses incurred by the Requisite Stockholders in making such petition shall be repaid to the Requisite Stockholders by the Corporation. In fixing a date and time for any Requisitioned Meeting the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual or special meeting of stockholders.

(4) Business transacted at any Requisitioned Meeting shall be limited to the purpose(s) stated in the valid Requisitioned Meeting Request(s) signed by the Requisite Stockholders; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Requisitioned Meeting.

(d) For purposes of this Section 1.11, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Reuters or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(e) Only persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible for election at an annual or special meeting of stockholders to serve as directors of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of preferred stock to elect directors pursuant to the provisions of the certificate of incorporation. In addition, the requirements of this Section 1.11 shall be deemed satisfied by a stockholder with respect to any nomination or other proposal to be brought by such stockholder before an annual or special meeting of stockholders if (i) such stockholder, in compliance with applicable rules and regulations now or hereafter promulgated under the Exchange Act, has notified the Corporation of his, her or its intention to present the nomination or other proposal at such meeting and (ii) such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such meeting.

(f) Except as otherwise provided by law, the chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees or any business proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (b)(iii)(F) of this Section 1.11) and, if not so given in compliance with this Section 1.11, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.11, to be considered a qualified representative of the stockholder at a meeting of stockholders, a person must be a duly authorized officer, manager or general partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at such meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting.

(g) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.11; provided however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or other proposals by stockholders pursuant to this Section 1.11 (including paragraphs (b) and (c) hereof), and compliance with paragraphs (b) and (c) of this Section 1.11 shall be the exclusive means for a stockholder to make nominations or submit other business for consideration at a meeting of stockholders (other than matters brought properly under and in compliance with Rule 14a-8 or other applicable regulations under the Exchange Act, or pursuant to the certificate of incorporation, as provided in the last two sentences of Section 1.11(e) hereof). References in this Section 1.11 to the Exchange Act and any rules and regulations promulgated thereunder shall mean the Exchange Act and the relevant rules and regulations promulgated thereunder, as currently in effect or hereafter amended, adopted or succeeded.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board of Directors shall consist of no less than three (3) members, the number thereof to be determined from time to time by resolution of the Board subject to a maximum of fifteen (15) members. Directors need not be stockholders.

Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any director may be removed with or without cause by the holders of two-thirds of the shares then entitled to vote at an election of directors; provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement to that effect and be served on such director not less than fourteen (14) days before the meeting and at such meeting the director shall be entitled to be heard on the motion for such director’s removal. Unless otherwise provided in the certificate of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may only be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled by the certificate of incorporation to elect one or more directors, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof (or appointed by directors so elected or appointed) then in office, or by the sole remaining director so elected (or appointed), unless otherwise provided in the certificate of incorporation. Any director elected or appointed to fill a vacancy or newly created directorship shall hold office until the next annual meeting of the stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the Chief Executive Officer or by any two (2) directors. Reasonable notice, but in any event, at least twenty-four (24) hours notice, thereof shall be given by the person or persons calling the meeting.

Section 2.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the number of directors then in office shall constitute a quorum for the transaction of business; provided that at no time shall the number of directors constituting a quorum be less than one-third of the total number of authorized directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation, these by-laws or applicable law shall require a vote of a greater number. In the case of an equality of votes the resolution shall fail and the chairman of the meeting shall not be entitled to a second or deciding vote. In case at any meeting of the Board a quorum shall not be present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present, and no other business may be transacted at such meeting until a quorum is present. Notice of the time and place of an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

Section 2.7. Organization. Unless otherwise agreed by a majority of directors in attendance at a meeting, meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Chief Executive Officer, if any and if a director, in each case for meetings at which such person is present. In their absence, a Vice Chairman, if any and present, shall act as chairman and, in the absence of a Vice Chairman, a chairman shall be chosen at the meeting by the vote of a majority of the directors in attendance at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

Section 2.9. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.

Section 2.10. Board to Continue in the Event of Vacancy. The Board of Directors may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these by-laws as the quorum necessary for the transaction of business at meetings of the Board of Directors, the continuing directors or director may act only for the purposes of summoning a meeting of stockholders, preserving the assets of the Corporation or filling director vacancies.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (b) adopting, amending or repealing these by-laws.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

Section 4.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a Chief Executive Officer (who may, unless the Board determines otherwise, perform any duties that are required by the General Corporation Law of the State of Delaware, as currently in effect or hereafter amended, to be performed by a president) and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board, a Vice Chairman of the Board or a Board position having any other title. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the certificate of incorporation or these by-laws otherwise provide.

Section 4.2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in a resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board, the Chairman of the Board (if any), the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board.

Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees as well as the results of all elections and appointments of directors and officers in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

Stock

Section 5.1. Stock Certificates and Uncertificated Shares. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board, if any, or

the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares of stock registered in certificated form and owned by such holder. Any or all the signatures on such a certificate (including countersignatures by any transfer agent or registrar) may be a facsimile (unless the Board determines otherwise by resolution). In case any director, officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such director, officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such director, officer, transfer agent or registrar at the date of issue. The Corporation shall be under no obligation to complete and deliver a share certificate unless specifically requested to do so by the record holder of the shares represented thereby and then only if the Corporation has not previously done so pursuant to Section 5.4. In the case of a share held of record jointly by several persons, delivery of a certificate in their joint names to one of the several joint holders of record shall be sufficient delivery to all such holders, unless otherwise provided by applicable law.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate (if any) which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate (if any) which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.2. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer agent duly appointed, and upon surrender of the certificate or certificates (if any) for such shares properly endorsed (or with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law) and payment of all taxes thereon. The person in whose name shares of stock stand on the stock ledger of the Corporation shall be deemed the owner (and record holder) thereof for all purposes as regards the Corporation. An instrument of transfer shall be in writing substantially in the form of Schedule B hereto, or such other form as the Board of Directors may authorize from time to time (or as may otherwise be permitted by applicable law) in lieu thereof or in addition thereto.

Section 5.3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Except as otherwise expressly provided by law or the certificate of incorporation, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 5.4. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.5. Inspection of Stock Ledger and List of Directors and Officers. Subject to Section 1.10 of these by-laws, a list of stockholders of the Corporation, also known as the stock ledger, as well as the list of directors and officers of the Corporation shall be open to inspection without charge by any stockholder or his or her designee during business hours at the principal executive office of the Corporation on every business day at such office, subject to such reasonable restrictions as the Board of Directors may impose or authorize so that not less than two (2) hours in each such business day be allowed for inspection. The stock ledger may be closed for any time or times in accordance with the law, but not more than thirty (30) days in each year.

Section 5.6. Joint Stockholders. The joint holders of a share of capital stock shall be jointly and severally liable to pay all calls and any interest, if any, costs and expenses in respect thereof. Each and every joint holder listed in the stock ledger shall be entitled to receive any notice or notices contemplated in these by-laws or the certificate of incorporation or as may be required by law. Furthermore, any one of such joint holders may receive any dividend paid in respect of such shares of stock, and receipt by any one of them shall be sufficient to discharge the Corporation’s duties in respect of such dividend. Notwithstanding the foregoing, this Section 5.6 is not intended to, and does not, create personal liability on the part of stockholders in respect of debts of the Corporation.

ARTICLE VI

Miscellaneous

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall end on March 31 of each year unless otherwise determined by resolution of the Board of Directors from time to time.

Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the certificate of incorporation or these by-laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 6.3, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 6.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

Section 6.5. Indemnification of Directors, Officers and Others. The Corporation shall indemnify to the full extent permitted by law, as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any subsidiary or other affiliate of the Corporation or as a trustee of an employee benefit plan of the Corporation or any subsidiary or other affiliate thereof, or is or was serving at the request of the Corporation in any other capacity approved by the board of directors or any committee thereof for the purposes of this Section 6.5, in each case against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding in advance of its final disposition, provided, however , that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt by it of an undertaking of such person to repay such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Section 6.5 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in any other capacity as provided above. In addition, the rights provided to any person by this Section 6.5 shall survive the termination of such person’s service as any such director, officer or trustee or in any such other capacity and, insofar as such person is or was serving at the request of the Corporation as any such director, officer or trustee or in any such other capacity, shall survive the termination of such request as to service prior to termination of such request. No amendment or repeal of this Section 6.5 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment or repeal.

Notwithstanding anything contained in this Section 6.5, except for proceedings to enforce rights provided in this Section 6.5, the Corporation shall not be obligated under this Section 6.5 to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.

For purposes of (but without limiting) this Section 6.5 (a) the term “Corporation” shall include MF Global Ltd. as incorporated under Bermuda law prior to the continuance of its existence under Delaware law as the Corporation and shall also include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; (b) the term “subsidiary” means any corporation, partnership, joint venture, trust or other entity or enterprise (whether or not for profit) that at the time of the relevant service is or was a consolidated subsidiary of the Corporation for the purpose of its financial reporting and the term “other affiliate” means any corporation, partnership, joint venture, trust or other entity or enterprise (whether or not for profit) that at the time of the relevant service controls or controlled, is or was controlled by or is or was under common control with the Corporation (other than a subsidiary), or has been designated as an “other affiliate” for the purposes of this Section 6.5 by the Board of Directors or any committee thereof; (c) any person who serves in any office, trust or other capacity in relation to the Corporation or any subsidiary thereof (or any employee benefit plan of the Corporation or any subsidiary thereof) shall be deemed to be serving in such capacity at the request of the Corporation and no other evidence of such request shall be necessary to establish that such request was made; (d) any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and (e) action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Nothing in this Section 6.5 shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification or advancement of expenses and to make payment and reimbursement of expenses, including attorneys’ fees, to directors, officers, employees, agents and other persons otherwise than pursuant to this Section 6.5.

The Corporation may purchase and maintain insurance for the benefit of any director or officer of the Corporation against any loss or liability incurred by him in his capacity as such, and nothing in this Section 6.5 shall limit the power of the Corporation to purchase and maintain insurance of any kind for the benefit of any person.

The Corporation’s obligation, if any, to indemnify or to advance expenses to any person covered by this Section 6.5 who was or is serving at its request as a director or officer of (or in another capacity at) another corporation, partnership, joint venture, trust or other entity or enterprise (whether or not for profit) shall be reduced by any amount such person has actually collected prior thereto as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other entity or enterprise (whether or not for profit). Nothing in this paragraph, however, shall obligate the Corporation to seek contribution from any such other entity or enterprise in respect of any indemnification or advancement of expenses.

Section 6.6. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.7. Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Minutes of stockholder meetings shall be open for inspection by any stockholder or director without charge for not less than two (2) hours during business hours each day, subject to such reasonable restrictions as the Corporation may impose and applicable law. Any stockholder or director shall be entitled to be furnished within seven (7) days after he or she has made a request to the Corporation with a copy of any such minutes on the payment of a reasonable charge. The Corporation shall keep at its principal executive office a register of its directors and officers that is open for inspection (subject to such reasonable restrictions as the Corporation may impose so that not less than two (2) hours in each business day be allowed for inspection) by stockholders or a stockholder’s designee. The Corporation shall upon request send a stockholder a copy including all alterations of the certificate of incorporation and the by-laws of the Corporation, subject to the payment by the stockholder of the cost thereof.

Section 6.8. Certain Business Combinations. In addition to any stockholder vote required by law, the Corporation shall not engage in a business combination unless such business combination has been approved in advance (a) by the Board of Directors of the Corporation and, after approval by the Board of Directors, (b) by the affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy at a meeting of stockholders and are entitled to vote and voting on the matter (with all such shares considered as a single class for this purpose).

As used in this Section 6.8, “business combination” means: (a) any merger, consolidation or similar transaction involving the Corporation, other than any such transaction in which the stockholders of the Corporation immediately prior to such transaction will hold, directly or indirectly, immediately following such transaction, voting securities representing a majority of the voting power of all outstanding voting securities of the resulting, surviving or continuing entity (including the Corporation, if it is such entity), (b) any sale or other transfer by the Corporation, in a single transaction or series of related transactions, to one person or a group (as defined in Rule 13d-3 under the Exchange Act, as currently in effect or hereafter amended or succeeded) of securities representing a majority of the voting power of all outstanding voting securities of the Corporation after giving effect to such transfer (unless such transfer is part of a merger, consolidation or similar transaction involving the Corporation that would not be a business combination pursuant to clause (a) above or is part of a broadly distributed underwritten offering) or (c) any sale or other disposition of all or substantially all of the assets of the Corporation and its consolidated subsidiaries, taken as a whole, to any person or persons (other than to one or more consolidated subsidiaries) in a single transaction or a series of related transactions (including by means of disposition of securities of subsidiaries). In this Section 6.8, “voting securities” of an entity means securities carrying the right to vote regularly in the election of directors or other governing body of such entity.

Section 6.9. Amendment of By-Laws. These by-laws may be amended or repealed, and new by-laws may be adopted, in the manner provided in the certificate of incorporation.

SCHEDULE A

Form of Proxy by Written Instrument

MF Global Holdings Ltd. (the “Corporation”)

I/We, [ insert names here ] , being a stockholder of the Corporation with [ number ] shares, HEREBY APPOINT [ name ] of [ address ] or failing him, [ name ] of [ address ] to be my/our proxy to vote [ all ] [ number ] of such shares for me/us at the meeting of the stockholders to be held on the [    ] day of [            ] , 200 [    ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [    ] day of [            ] , 200 [    ]

Stockholder(s)

SCHEDULE B

Transfer of a Share or Shares of MF Global Holdings Ltd. (the “Corporation”)

FOR VALUE RECEIVED                      [ amount ] , I, [ name of transferor ] hereby sell, assign and transfer unto [ transferee ] of [address ] , [ number ] shares of MF Global Holdings Ltd.

DATED this [    ] day of [            ] , 200 [    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

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